Exhibit 10.3

GUARANTY

This Guaranty, dated as of December 29, 2007 (this “Guaranty”), by Altama Delta Corporation (the “Guarantor”) is made in favor of Phoenix Footwear Group, Inc., a Delaware corporation (the “Seller”).

Reference is hereby made to the Promissory Note and Pledge Security Agreement (the “Note”), dated as of the date hereof, delivered by Tactical Holdings, Inc. (“Buyer”) to Seller. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Note.

1. Guaranty. The Guarantor hereby irrevocably and unconditionally guarantees to the Seller, the payment, when due, of principal and interest under the Note (collectively, the “Guaranteed Obligation(s)”)

2. Terms of Guaranty.

(a) This Guaranty is one of payment, not collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Buyer or any other Person or whether Buyer or any other Person are joined in any such action or actions.

(b) The liability of the Guarantor under this Guaranty shall, to the fullest extent permitted under applicable law, be absolute and unconditional irrespective of: (i) the value, genuineness, validity, regularity, illegality or enforceability of the Note; (ii) any change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, any Guaranteed Obligation, any escrow arrangement or other security therefor, any liability incurred directly or indirectly in respect thereof, or any amendment or waiver of or any consent to any departure from the terms of the Note; (iii) the existence of any claim, set-off or other right that the Guarantor may have at any time against Buyer or the Seller, whether in connection with any Guaranteed Obligation or otherwise; or (iv) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than payment of the Guaranteed Obligations).

(c) The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Seller upon this Guaranty or acceptance of this Guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between Buyer or the Guarantor, on the one hand, and the Seller, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. When pursuing its rights and remedies hereunder against the Guarantor, the Seller shall be under no obligation to pursue such rights and remedies it may have against Buyer or any other Person for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Seller to pursue such other rights or remedies or to collect any payments from Buyer or any such other Person or to realize upon or to exercise any such right of offset, and any release by the Seller of Buyer or any such other Person or any right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Seller.

(d) The Seller shall not be obligated to file any claim relating to any Guaranteed Obligation in the event that Buyer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Seller to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Seller in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligation as if such payment had not been made.

3. Waiver of Acceptance, Presentment; Etc. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein.

4. Subrogation. The Guarantor will not exercise any rights of subrogation or contribution, whether arising by contract or operations of law (including, without limitation, any such right arising under bankruptcy or insolvency laws) or otherwise, by reason of any payment by it pursuant to the provisions of Section 1 hereof unless and until the Guaranteed Obligations have been paid in full.

5. Continuing Guaranty. Unless terminated pursuant to the provisions of Section 5 hereof, this Guaranty is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations (at which time this Guaranty and all obligations hereunder shall terminate), shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Seller and its respective successors, transferees and assigns. All obligations to which this Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

6. Entire Agreement. This Guaranty and the Note constitute the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among the Guarantor, the Buyer or any of their respective Affiliates on the one hand, and the Seller or any of its Affiliates on the other hand.

7. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Seller, or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Guaranty, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Guaranty will operate as a waiver thereof.

8. Counterparts. This Guaranty may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Guaranty will become effective when duly executed by each party hereto.

9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed, so long as a copy is sent the same day by overnight courier) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to the Guarantor, to:

Altama Delta Corporation

1200 Lake Hearn Drive, Suite 475

Atlanta, GA 30319

Attention: Chief Executive Officer

Fax: (        )         -

with a copy to:

Tactical Holdings, Inc.

c/o Golden Gate Private Equity, Inc.

One Embarcadero Center, 33rd Floor

San Francisco, CA 94111

Attention: Kenneth Diekroeger

Fax: (415) 627-4501

and to:

Kirkland & Ellis LLP

555 California Street, 27th Floor

San Francisco, CA 94104

Attn: Stephen D. Oetgen and Jeremy M. Veit

Fax: (415) 439-1500

(b) if to the Seller, to:

Phoenix Footwear Group, Inc.

5840 El Camino Real, Suite 106

Carlsbad, California 92008

Attn: James R. Riedman, Chairman

Fax: (760) 602-9684

10. Governing Law. This Guaranty, the rights of the parties and all actions arising in whole or part under or in connection herewith, shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

11. Jurisdiction; Venue; Waiver of Service of Process.

(a) Jurisdiction. Each party to this Guaranty, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware or the United States District Court located in the District of Delaware for the purpose of any action between the parties arising in whole or in part under or in connection with this Guaranty, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens , should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Guaranty or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such action other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) Venue. Each party agrees that for any action between the parties arising in whole or in part under or in connection with this Guaranty, such party will bring actions only in the State of Delaware. Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c) Service of Process. Each party hereby (i) consents to service of process in any action between the parties arising in whole or in part under or in connection with this Guaranty in any manner permitted by Delaware Law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11, will constitute good and valid service of process in any such action and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

12. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Representations and Warranties. The Guarantor hereby represents and warrants to the Seller that (a) it has all power and authority to execute, deliver and perform this Guaranty; (b) the execution, delivery and performance of this Guaranty by the Guarantor has been duly and validly authorized and approved by all necessary Guarantor action, and no other proceedings or actions on the part of the Guarantor are necessary therefor; (c) this Guaranty has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against the Guarantor in accordance with its terms; and (d) the execution, delivery and performance by the Guarantor of this Guaranty do not and will not (i) violate the organizational documents of the Guarantor, (ii) violate any applicable law or judgment binding on the Guarantor or its assets or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any contract or agreement to which the Guarantor is a party.

14. Assignment. The Seller may, without the Guarantor’s consent, assign its rights or interests hereunder to any lender as collateral security, but may not assign its rights or interests hereunder to any other Person without the prior written consent of the Guarantor.

15. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided , however , that this Guaranty may not be enforced without giving effect to the provisions of Sections 4. No party hereto shall assert, and each party shall cause its respective Affiliates not to assert, that this Guaranty or any part hereof is invalid, illegal or unenforceable.

16. Headings. The headings contained in this Guaranty are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty as of the date first written above.

Altama Delta Corporation

/s/ Glen Becker
Name: Glen Becker
Title: President